Exhibit 5

                             McDermott, Will & Emery
                             600 13th Street, N.W.
                              Washington, DC 20005



                                              January  20, 1999

LNR Property Corporation
760 Northwest 107th Avenue
Suite 300
Miami, Florida 33172

        Re: Participations in the LNR Property Corporation Savings Plan and 500,000 Shares of Common Stock $.10 par value) (the "Plan")

Ladies and Gentlemen:

        We have acted as counsel for LNR Property Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of participations in the Plan and 500,000 shares of the Company's Common Stock (the "Common Stock"), which may be purchased pursuant to the Plan.

        We have examined or considered:

        1. A copy of the Company's Certificate of Incorporation and Amendment.
        2. The By-Laws of the Company.
        3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.
        4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.
        5. A copy of the Plan.

        In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

        Based on the foregoing, we are of the opinion that:

        (a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the Common Stock, upon acquisition pursuant to the terms of the Plans, will be duly authorized, legally and validly issued, fully paid and nonassessable.

        (c) The Plan complies with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ McDermott, Will & Emery
                                              McDermott, Will & Emery